THIS PROMISSORY NOTE REPLACES THAT CERTAIN PROMISSORY NOTE DATED OCTOBER 11,
                    2000 IN THE AMOUNT OF U.S. $2,550,000.00

                                 PROMISSORY NOTE


                                                               December 29, 2000
U.S. $650,000.00                                           San Diego, California


FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 10140 Mesa Rim Road, San Diego, California, 92121 (hereinafter called "Maker"), hereby promises to pay to the order of H. Irwin Levy, an individual resident of the State of Florida, with a business address at 100 Century Boulevard, West Palm Beach, Florida 33417 (hereinafter called "Payee"), at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of SIX HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $650,000.00) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum, payable quarterly, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on January 31, 2002.

It is expressly agreed that this Promissory Note evidences a SIX HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $650,000.00) revolving line of credit. The Principal Amount which may be outstanding at any time under such line of credit shall not exceed SIX HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $650,000.00). However, this limitation shall not be deemed to prohibit Payee from advancing any sum, which may, in Payee's sole and exclusive discretion, be necessary or desirable in order to protect and preserve the effect and enforceability of this Promissory Note. Within the limits and subject to the terms and conditions hereof, the Maker may borrow, repay and re-borrow under the revolving line of credit evidenced by this Promissory Note and all shall be subject to the terms and conditions of this Promissory Note.

Upon the failure by Maker to pay interest in full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to repay in whole or in part the unpaid balance of this Note.

This Note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this Note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.


nSTOR TECHNOLOGIES, INC.


By:   /s/ W. David Wright
 -----------------------------
Name:    W. David Wright
Title:  Controller